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                                                                    Exhibit 23.0


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in each of the two Registration Statements on Form S-8 (No. 33-51454 and No. 333-01061) of Mattel, Inc. of our report dated June 15, 2001 relating to the financial statements of the Mattel, Inc. Personal Investment Plan and the Mattel, Inc. Hourly Personal Investment Plan, which appears in this Form 11-K.




/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
June 29, 2001